Exhibit 21.1

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Australia	Auto Suture Holdings Pty Limited
Covidien Australia Pty Ltd
Covidien Pty Limited
Lafayette Pharmaceuticals Pty Limited
Mallinckrodt Australia Pty Limited
Medefield Pty Limited
Tyco Healthcare Pty Limited
Valleylab (Australia) Pty Limited
ev3 Australia Pty Limited

Austria	Covidien Austria GmbH

Bahamas, The	A&E Products Korea Ltd.

Barbados	Graphic Controls (Barbados), Ltd.
USSC FSC, Inc.

Belgium	Covidien Belgium BVBA/Sprl
Covidien Logistics BVBA
Mallinckrodt Belgium N.V./S.A.
Tyco Adhesives BVBA

Bermuda	Carnforth Limited
Covidien Ltd.
Covidien Ventures Ltd.
Tyco Sigma Limited

Brazil	A&E Products do Brasil Ltda.
Auto Suture do Brasil Ltda.
Mallinckrodt do Brasil, Ltda.
Polysuture Industria e Comercio Ltda.
Tyco Healthcare do Brasil Ltda.
ev3 Comercio de Productos Endovasculares do Brazil Ltda

Canada	Hygieia Holdings (Canada) Inc.
Inbrand Corporation (Canada) Inc.
Lafayette Pharmaceuticals (Canada) Inc.
Ludlow Canada, Inc.
Ludlow Technical Products Canada, Ltd.
Mallinckrodt Canada ULC
Nellcor Puritan Bennett (Melville) ULC
Tyco Healthcare Group Canada ULC
ev3 Canada Inc.

Cayman Islands	Davis & Geck Caribe Limited
U.S.S.C. Puerto Rico, Inc.

Chile	Comercial Kendall (Chile) Limitada

China	Covidien (Shanghai) Management Consulting Co., Ltd.
Covidien Healthcare Trading (Shanghai) Co., Ltd.
Covidien Medical Products (Shanghai) Manufacturing L.L.C.

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Tyco Healthcare International Trading (Shanghai) Co., Ltd.
Tyco Plastics International Trading (Shanghai) Co., Ltd.
ev3 Medical Devices (Beijing) Company, Ltd.

Colombia	Tyco Healthcare Colombia S.A.

Costa Rica	A&E Productos de Costa Rica, S.A.
Covidien Manufacturing Solutions, S.A.
Kendall Innovadores en Cuidados al Paciente S.A.

Denmark	Covidien Danmark A/S
Tyco Holding VII (Denmark) ApS
Tyco Holding XIII (Denmark) ApS
Tyco Holding XIV (Denmark) ApS
Tyco Holding XV (Denmark) ApS
Tyco Holding XVI (Denmark) ApS

Finland	Covidien Finland Oy

France	ASE Partners S.A.
Airox S.A.
Auto Suture European Services Center, SAS
Covidien France SAS
Covidien Imaging France Sarl
Covidien Manufacturing Grenoble SAS
Floreane Medical Implants
Imedex Biomateriaux
Ittac Production
Karner Europe SARL
Kendall SAS
La Trevoltiane
Ludlow Technical Products France
Mallinckrodt Developpement France S.A.S.
Mareane SA
Power Medical Inverventions France S.a.r.l.
Sofradim Production
Sofradim SAS
Tyco Healthcare Lyon
Tyco Healthcare SA
Tyco Healthcare Trevoux
ev3 Europe SAS
ev3 SAS

Germany	Covidien Deutschland GmbH
Dendron GmbH
Dritte CORSA Verwaltungsgesellschaft mbH
Karner Europe GmbH
Mallinckrodt Chemical GmbH
Mallinckrodt Chemical Holdings GmbH
Mallinckrodt Medical GmbH
Mallinckrodt Medical Holdings GmbH
Power Medical Interventions Deutschland GmbH

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Sofradim GmbH
Tyco Healthcare Deutschland Manufacturing GmbH
USSC (Deutschland) GmbH
USSC Medical GmbH
ev3 GmbH

Gibraltar	Covidien (Gibraltar) Holding Limited
Covidien (Gibraltar) Limited
Velum 1998 Limited
Verdana Holdings Limited

Greece	Covidien Hellas S.A.

Guatemala	A&E Products Guatemala, S.A.

Honduras	A&E Products de Honduras S.A.

Hong Kong	A&E Products (Far East) Limited
Batts Far East Limited
Covidien (HKSAR) Co., Limited
Mallinckrodt Hong Kong Limited
Tyco Healthcare (HKSAR) Limited

Hungary	Covidien Hungary Kft.

India	A&E India Pvt Ltd
Tyco Healthcare India Pvt Limited

Ireland	Covidien Finance Ireland Limited
Covidien Holdings Ireland Limited
Covidien Ireland Commercial Limited
Covidien Services Europe Limited
Mallinckrodt International Financial Services Company
Mallinckrodt Medical
Mallinckrodt Medical Imaging—Ireland
Nellcor Puritan Bennett Ireland
Nellcor Puritan Bennett Ireland Holdings
Spitafield
Tyco Healthcare Ireland Limited

Israel	Covidien (Israel) Ltd.

Italy	Covidien Italia, S.p.A.
Karner-Batts SRL
Mallinckrodt DAR Srl
Mallinckrodt Italia Srl
Tyco Adhesives Italia Srl
ev3 S.r.l.

Japan	Covidien Japan, Inc.
Kendall Healthcare Products (Japan) Co., Ltd.
Nippon Sherwood Medical Industries Ltd.
Power Medical Interventions Japan, Inc.
ev3 K.K.

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Luxembourg	Covidien Group S.a.r.l.
Covidien International Finance S.A.
Valera Holdings S.a.r.l.

Malaysia	Mediquip Sdn. Bhd.
Tyco Healthcare Medical Supplies Sdn Bhd

Mauritius	Covidien Asia Investments Limited

Mexico	Carlisle Recycling de Mexico S.A. de C.V.
Especialidades Medicas Kenmex, S.A. de C.V.
Euro-Flex de Mexico, S.A. de C.V.
Kendall de Mexico, S.A. de C.V.
MMJ, S.A. de C.V.
Mallinckrodt Medical S.A. de C.V.
Nellcor Puritan Bennett Mexico, S.A. de C.V.
Raychem Tecnologias, S. de R.L. de C.V.
Raychem Tijuana Services, S.A. de C.V.
Retail Group de Mexico S.A. de C.V.

Netherlands	Auto Suture Belgium B.V.
Covidien Canada Holdings (A) Cooperatie U.A.
Covidien Canada Holdings (B) Cooperatie U.A.
Covidien Canada Holdings (C) Cooperatie U.A.
Covidien France Holdings (A) Cooperatie U.A.
Covidien France Holdings (B) Cooperatie U.A.
Covidien Nederland B.V.
Mallinckrodt Benelux B.V.
Mallinckrodt Europe B.V.
Mallinckrodt Holdings B.V.
Mallinckrodt Medical B.V.
Mallinckrodt Operations B.V.
Mallinckrodt Services B.V.
Somanetics International B.V.
ev3 B.V.

New Zealand	Tyco Healthcare Limited

Norway	Covidien Norge AS

Panama	KMS Colon, Panama, S.A.
Kendall, S.A. (Panama)

Peru	Covidien Peru S.A.

Philippines	Carlisle Philippines, Inc.

Poland	Covidien Polska Sp.z.o.o.
Mallinckrodt Polska Sp.z o.o.
ev3 sp. z o.o.

Portugal	Covidien Portugal, Produtos De Saude Lda.
Karner Europe, Lda

Romania	Karner Europe SRL

Russia	Auto Suture Surgical Instruments
Covidien Medical

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Singapore	Mallinckrodt Asia Pacific Pte. Ltd.
Tyco Healthcare Pte Ltd
ev3 Singapore Pte. Ltd.

Slovakia	Covidien ECE s.r.o.

South Africa	A&E Products South Africa (Proprietary) Limited
Accucomp (Pty.) Ltd.
Accufusion (Pty.) Ltd.
Covidien (Proprietary) Limited
Kendall Company of South Africa (Pty) Limited, The
Trigate (Pty.) Ltd.
Trinance (Pty.) Ltd.

South Korea	Batts Korea Ltd.
Tyco Healthcare Korea, Inc.

Spain	Controles Graphicos Ibericos, S.A.
Covidien Spain S.L.
Kendall Espana S.A.
Mallinckrodt Medical S.A.
ev3 Technologies Iberica, S.L.

Sweden	Covidien Sverige AB
DISAB Diagnostic Imaging Holding AB
ev3 Nordic AB
Karner Europe AB
Mallinckrodt Sweden AB

Switzerland	Covidien AG
Covidien Finance GmbH
Covidien Swiss Holdings GmbH
Covidien Switzerland AG
Heartstone Services GmbH
Mallinckrodt Switzerland Limited
TBL Plastics Services AG
TBL Retail Services AG
Tyco International Finance Alpha GmbH

Taiwan	A&E Hangers Taiwan Co., Ltd.
Tyco Healthcare (Taiwan) Ltd.

Thailand	Kendall Gammatron Limited
THC Holdings Limited
Tyco Healthcare (Thailand) Limited

Turkey	Covidien Saglik A.S.
Karner Europe Aski Ticaret Limited Sirketi
Tibset Steril Tibbi Aletler Sanayi ve Ticaret Anonim Sirketi

United Kingdom	A&E Karner Limited
Advanced Absorbent Products Holdings Limited
Argyle Medical Industries (U.K.) Limited
Aspect Medical Systems UK Limited
Auto Suture U.K. Limited

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Auto Suture UK Export Limited
CDK U.K. Limited
Comforta Healthcare Ltd. (UK)
Covidien (UK) Commercial Limited
Covidien Healthcare Holding UK Limited
Covidien UK Holding Ltd
Ganmill Limited
Inbrand Holdings Limited
Inbrand Limited
Inbrand UK Limited
Karner Europe (UK) Ltd.
Lafayette Healthcare Limited
MKG Medical U.K. Ltd.
Mallinckrodt Chemical Holdings (U.K.) Ltd.
Mallinckrodt Chemical Limited
Mallinckrodt Medical Argentina Limited
Mallinckrodt Medical Holdings (U.K.) Limited
Mallinckrodt U.K. Ltd.
Pryor and Howard (1988) Limited
Regentix Limited
Sofradim Ltd
Tissue Science Laboratories (UK) Limited
Tissue Science Laboratories Limited
Tyco Healthcare (UK) Manufacturing Limited
Tyco Healthcare UK Limited
Tyco Healthcare UK Pension Trustees Limited
VNUS Medical Technologies UK Ltd.
ev3 Limited

United States	A&E Construction Products, Inc.	Delaware
	A&E GP Holding, Inc.	Nevada
	A&E Hangers, Inc.	Nevada
	A&E Holding GP	Delaware
	A&E Products Group LP	Delaware
	A&E Products Group, Inc.	Delaware
	AEPG, Inc.	Nevada
	AWZ Inc.	Delaware
	Adhesives Holding GP	Delaware
	Airox, Inc.	Delaware
	Auto Suture Company, Australia	Connecticut
	Auto Suture Company, Canada	Connecticut
	Auto Suture Company, Netherlands	Connecticut
	Auto Suture Company, U.K.	Connecticut
	Auto Suture Eastern Europe, Inc.	Delaware
	Auto Suture International, Inc.	Connecticut
	Auto Suture Norden Co.	Connecticut
	Auto Suture Puerto Rico, Inc.	Connecticut
	Auto Suture Russia, Inc.	Delaware
	Batts Holdings, Inc.	Delaware
	Batts, Inc.	Michigan

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
	Carlisle Plastics Holding LLC	Delaware
	Chestnut Medical Technologies, Inc.	California
	Coated Products GP, Inc.	Nevada
	Coated Products Holdings, Inc.	Delaware
	Confluent Surgical, Inc.	Delaware
	Covidien Canada Holdings LLC	Delaware
	Covidien France Holdings, Inc.	Connecticut
	Covidien Inc.	Delaware
	Covidien International (US) Holdings A, LLC	Delaware
	Covidien US Holdings, Inc.	Delaware
	Covidien llc	Delaware
	Elkay Services LLC	Delaware
	First Lafayette Holdings, Inc.	Delaware
	Forever Hangers, Inc.	Michigan
	FoxHollow Technologies, Inc.	Delaware
	GC Holding, Inc.	Delaware
	GC Holding, Inc. I	Delaware
	General Sub Acquisition Corp.	California
	General Surgical Holdings, Inc.	Nevada
	General Surgical Innovations, Inc.	California
	Georgia Packaging, Inc.	Delaware
	Graphic Holdings, Inc.	Delaware
	IMC Exploration Company	Maryland
	Infrasonics Technologies, Inc.	Nevada
	InnerDyne Holdings, Inc.	Delaware
	InnerDyne, Inc.	Delaware
	Kendall Holding Corp.	Nevada
	King Packaging Co., Inc.	Georgia
	LCP Holding	Delaware
	LCP, Inc.	Nevada
	Lafayette Pharmaceuticals, Incorporated	Delaware
	Liebel-Flarsheim Company	Delaware
	Life Design Systems, Inc.	Wisconsin
	Ludlow Coated Products LP	Delaware
	Ludlow Company LP, The	Delaware
	Ludlow Corporation	Massachusetts
	Ludlow Services LLC	Delaware
	Ludlow Technical Products Corporation	New York
	MSCH LLC	Delaware
	Mallinckrodt Brand Pharmaceuticals, Inc.	Delaware
	Mallinckrodt Caribe, Inc.	Delaware
	Mallinckrodt Holdings, LLC	Delaware
	Mallinckrodt Inc.	Delaware
	Mallinckrodt International Corporation	Missouri
	Mallinckrodt LLC	Delaware
	Mallinckrodt US LLC	Delaware
	Mallinckrodt Veterinary, Inc.	Delaware
	Micro Therapeutics International, Inc.	Delaware
	Micro Therapeutics, Inc.	Delaware
	National Catheter Corporation	New York

COVIDIEN PLC

SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
	National Tape Corporation	Louisiana
	National Tape Holdings, Inc.	Delaware
	Nellcor Puritan Bennett LLC	Delaware
	Old Colony State Insurance Company	Vermont
	PTB International LLC	Delaware
	Plastics Holding Corporation	Nevada
	Polyken Technologies Europe, Inc.	Delaware
	Scandius Biomedical, Inc.	Delaware
	Sherwood Medical Company I	Delaware
	Sherwood-Accurate Inc.	Delaware
	Sofradim Corporation	Massachusetts
	Somanetics Corp	Delaware
	Sunbelt Holding LLC	Delaware
	Sunbelt Holding, Inc. I	Delaware
	Sunbelt Holdings, Inc.	Delaware
	Sunbelt Manufacturing, Inc.	Louisiana
	Surgical Service Corporation	Maryland
	TA, Inc.	Nevada
	THC Pool LLC	Nevada
	Tyco Adhesives GP Holding, Inc.	Nevada
	Tyco Adhesives LP	Delaware
	Tyco Adhesives, Inc.	Nevada
	Tyco Healthcare Group LP	Delaware
	Tyco Plastics LP	Delaware
	U.S.S.C. Puerto Rico (NY), Inc.	New York
	USSC Financial Services Inc.	Connecticut
	United States Surgical Corporation	Delaware
	VNUS Medical Technologies II, Inc.	Delaware
	Valleylab Holding Corporation	Delaware
	Vivant Medical, Inc.	Delaware
	ev3 Endovascular, Inc.	Delaware
	ev3 Inc.	Delaware
	ev3 International, Inc.	Delaware
	ev3 Peripheral, Inc.	Minnesota

Uruguay	KMS Montevideo, Uruguay, S.A.

Venezuela	Kendall de Venezuela, C.A.